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                                                                    EXHIBIT 12.2

                              AGRILINK FOODS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                                                         FISCAL
                                                          FISCAL YEAR ENDED                           QUARTER ENDED
                                  -----------------------------------------------------------------   -------------
                                                                                  JUNE 27, 1998
                                  JUNE 25,   JUNE 24,   JUNE 29,    JUNE 28,   --------------------   SEPTEMBER 27,
                                    1994       1995       1996        1997     ACTUAL    PRO FORMA        1997
                                  --------   --------   --------    --------   -------   ----------   -------------
COMPUTATION OF RATIO OF EARNINGS
  TO FIXED CHARGES
Income/(loss) before taxes,
  cumulative effect of an
  accounting change, and
  extraordinary item.............  $ 18.8     $ 10.0     $(18.8)     $  7.5     $12.5      $  3.4         $ 2.6
Fixed charges:
     Interest expense............    18.2       32.4       42.0        35.0      30.6        72.9           7.6
     Rentals(B)..................     1.5        1.3        1.4         1.5       1.6         2.0           0.4
                                  --------   --------   --------    --------   -------   ----------      ------
          Total fixed charges....    19.7       33.7       43.4        36.5      32.2        74.9           8.0
                                  --------   --------   --------    --------   -------   ----------      ------
Adjusted earning/(loss) and
  fixed charges..................  $ 38.5     $ 43.7     $ 24.6      $ 44.0     $44.7      $ 78.3         $10.6
                                  --------   --------   --------    --------   -------   ----------      ------
                                  --------   --------   --------    --------   -------   ----------      ------
Ratio of earnings to fixed
  charges........................    1.95       1.30      (C)          1.20      1.39        1.05          1.33
                                  --------   --------   --------    --------   -------   ----------      ------
                                  --------   --------   --------    --------   -------   ----------      ------


                                          SEPTEMBER 26, 1998
                                   --------------------------------
                                         ACTUAL           PRO FORMA
                                   ------------------     ---------
COMPUTATION OF RATIO OF EARNINGS
  TO FIXED CHARGES
Income/(loss) before taxes,
  cumulative effect of an
  accounting change, and
  extraordinary item.............        $  2.1(A)          $(5.5)
Fixed charges:
     Interest expense............           8.3              19.2
     Rentals(B)..................           0.4               0.5
                                         ------           ---------
          Total fixed charges....           8.7              19.7
                                         ------           ---------
Adjusted earning/(loss) and
  fixed charges..................        $ 10.8             $14.2
                                         ------           ---------
                                         ------           ---------
Ratio of earnings to fixed
  charges........................          1.24              (C)
                                         ------           ---------
                                         ------           ---------

------------
 (A) The $64.2 million gain on the sale of the Aseptic Business has been excluded in calculating the ratio of earnings to fixed charges for the quarter ended September 26, 1998.

 (B) Rentals deemed representative of the interest factor included in rent expense.

 (C) For fiscal 1996 and the first quarter of fiscal 1999 on a pro forma basis, earnings before fixed charges were insufficient to cover fixed charges by $18.7 million and $5.5 million, respectively.





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